UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2015

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2014, Ambac Financial Group, Inc. (the “Company”) announced that Mr. Nader Tavakoli had been appointed as interim President and Chief Executive Officer of the Company, effective as of January 1, 2015.  On March 30, 2015, the Company and Mr. Tavakoli agreed to arrangements for Mr. Tavakoli’s employment in such role through a date not later than September 30, 2015.  Effective as of September 30, 2015, the Company and Mr. Tavakoli have agreed that Mr. Tavakoli will continue to act as interim President and Chief Executive Officer of the Company through October 31, 2015 on the same terms and conditions as set forth in the letter agreement dated March 30, 2015, between the Company and Mr. Tavakoli.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
	Number	Description of Exhibit
	10.1	Letter Agreement dated as of September 30, 2015, by and between Ambac Financial Group, Inc. and Nader Tavakoli.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	October 6, 2015	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Letter Agreement dated as of September 30, 2015, by and between Ambac Financial Group, Inc. and Nader Tavakoli.